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                                                                   Exhibit 11(b)


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A No. 33-488/811-4416) of Armada Funds of our reports dated July 3, 1997, included in the May 31, 1997 Annual Reports to Shareholders of the Armada Funds Tax Exempt Series, the Armada Funds Money Market Series, the Armada Funds Income Series, and the Armada Funds Equity Series of the Armada Funds.


Philadelphia, Pennsylvania
December 16, 1997